UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

A press release regarding fourth quarter and full year 2008 financial results was issued by the Company on March 3, 2009, a copy of which is filed as an exhibit.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 3, 2009, the Board of Directors (the “Board”) of the Company increased the number of members of the Board from seven to eight and elected Mr. Lawrence P. Reinhold, Executive Vice President and Chief Financial Officer of the Company, to serve as a member of the Board.  Mr. Reinhold has served as the Executive Vice President and Chief Financial Officer of the Company since January 2007.

The Company’s policy is not to pay compensation to directors who are also employees of the Company or its subsidiaries.  Consequently, the Company has not entered into, or amended, any arrangement with Mr. Reinhold with respect to his appointment as a director of the Company.

Mr. Reinhold was not selected pursuant to any arrangement or understanding between Mr. Reinhold and any other person.  Mr. Reinhold will not serve as a member of any of the committees of the Board at this time.

A press release regarding the appointment of Mr. Reinhold as a member of the Board of the Company was issued by the Company on March 3, 2009, a copy of which is filed as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Systemax Inc., dated March 3, 2009, regarding financial results for fourth quarter and full year of 2008 and the appointment of Mr. Reinhold as a member of the Board of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                SYSTEMAX INC.

                By:/s/ Curt Rush
                                              Name: Curt Rush
                                              Title:   General Counsel and Secretary

Date:  March 4, 2009

Exhibit Index

99.1	Press Release of Systemax Inc., dated March 3, 2009, regarding financial results for fourth quarter and full year of 2008 and the appointment of Mr. Reinhold as a member of the Board of the Company.